                                                      Registration No. 333-27137



                        Post Effective Amendment No. 1

                                      to

                                   FORM S-8

            Registration Statement Under The Securities Act of 1933

                             Torchmark Corporation
            (Exact name of registrant as specified in its charter)



        Delaware                                                63-0780404
(State or other jurisdiction                                 (I.R.S. Employer
    or incorporation or                                     Identification No.)
      organization)



              2001 Third Avenue South, Birmingham, Alabama   35233
               (Address of Principal Executives Offices)   (Zip Code)



               Torchmark Corporation 1996 Non-Employee Director
                               Stock Option Plan
                           (Full title of the plan)



                                Carol A. McCoy
                         Associate Counsel & Secretary
                             Torchmark Corporation
                            2001 Third Avenue South
                             Birmingham, AL 35233
                    (Name and address of agent for service)



                                (205) 325-4243
         (Telephone number, including area code, of agent for service)

                                    PART II

               Information Required in the Registration Statement



Item 8.  Exhibits

     (23) Consent of KPMG Peat Marwick LLP to be named as an expert in Resale Prospectus.

     (24) Power of Attorney.

     (99) Resale Prospectus for Torchmark Corporation 1996 Non-Employee Director Stock Option Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 30, 1998.



                                    TORCHMARK CORPORATION



                               By:                 *
                                  ----------------------------------
                                    C.B. Hudson
                                    Chairman, President, Chief
                                    Executive Officer and Director
                                    (Principal Financial Officer)



                                                   *
                                  ----------------------------------
                                    Gary L. Coleman
                                    Vice President and Chief
                                    Accounting Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



-------------------------------                ---------------------------------
David L. Boren, Director                       Mark S. McAndrew, Director


              *
-------------------------------                ---------------------------------
Joseph M. Farley, Director                     Harold T. McCormick, Director


              *                                                 *
-------------------------------                ---------------------------------
Louis T. Hagopian, Director                    George J. Records, Director


              *                                                 *
-------------------------------                ---------------------------------
Joseph L. Lanier, Jr. Director                 R.K. Richey, Director




By:  /s/  Carol A. McCoy                       Date: September 30, 1998
   ----------------------------
   Carol A. McCoy,
   Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee, as Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 30, 1998.



                              TORCHMARK CORPORATION 1996 NON-EMPLOYEE
                              DIRECTOR STOCK OPTION PLAN

                              By: COMPENSATION COMMITTEE OF THE BOARD OF
                                  DIRECTORS OF TORCHMARK CORPORATION, as
                                  Administrator



                              By:               *
                                 --------------------------------
                                 George J. Records, Sr.
                                 Chairman

                                                *
                                 --------------------------------
                                 Louis T. Hagopian


                                                *
                                 --------------------------------
                                 Joseph L. Lanier, Jr.


                                                *
                                 --------------------------------
                                 Joseph M. Farley



*By  /s/  Carol A. McCoy
   ---------------------------
      Carol A. McCoy
      Attorney-in-Fact